EXHIBIT 99.1

XL House
8 St. Stephen's Green
Dublin 2, Ireland
Phone + 353 (0)1 400 5500
Fax + 353 (0)1 405 203
xlgroup.com

Press Release

Contact:     David Radulski                Carol Parker Trott
Investor Relations            Media Relations
(203) 964-3470                (441) 294-7290

XL GROUP PLC ANNOUNCES ITS SECOND QUARTER 2013
PRELIMINARY LOSS ESTIMATE FOR NATURAL CATASTROPHES

Also Announces It Will Release Second Quarter 2013 Results
on July 29, 2013

Dublin, Ireland - July 10, 2013 - XL Group plc (“XL” or the “Company”) (NYSE: XL) today announced its preliminary net loss estimate in the second quarter of 2013 of approximately $135 million relating to natural catastrophes.  This estimate is pretax and net of reinsurance and reinstatement premiums.  This estimate is split approximately 55% and 45% between the Company's Insurance and Reinsurance segments, respectively.

Losses contributing to this estimate include flooding in Europe, Argentina and Canada, and tornadoes and hailstorms in the United States. The largest of these events, European flooding, accounts for approximately half of the total preliminary loss estimate.

The Company's estimate is based on its review of individual treaties and policies expected to be impacted, along with available client data. This preliminary estimate involves the exercise of considerable judgment. Given that the facts are still developing, as well as the complexities of the nature of the events, there is considerable uncertainty associated with the loss estimate of these events and such estimate is accordingly subject to revision as additional information becomes available. Actual losses may differ materially from this preliminary estimate.

Release of Second Quarter 2013 Results

The Company also announced that it intends to release its Second Quarter 2013 results after the close of regular stock market trading hours on Monday, July 29, 2013. A conference call to discuss the Company's results will be held at 5 p.m. Eastern Time on Monday, July 29, 2013.

The conference call can be accessed through a listen-only dial-in number or through a live webcast. To listen to the conference call, please dial (210) 795-0624 or (866) 617-1526: Passcode: “XL GLOBAL”. The webcast will be available at www.xlgroup.com and will be archived on XL's website from approximately 9:00 p.m. Eastern Time on July 29, 2013, through midnight Eastern Time on August 29, 2013. A telephone replay of the conference call will also be available beginning at approximately 9:00 p.m. Eastern Time on July 29, 2013, until midnight Eastern Time on August 29, 2013, by dialing (203) 369-3837 or (800) 860-4709.

About XL Group plc

XL Group plc (NYSE: XL), through its subsidiaries, is a global insurance and reinsurance company providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises throughout the world. XL is the company clients look to for answers to their most complex risks and to help move their world forward. Its principal offices are located at XL House, 8 St. Stephen's Green, Dublin 2, Ireland. To learn more, visit www.xlgroup.com

This press release contains forward-looking statements about the estimated impact of the catastrophe loss events described above. Statements that are not historical facts, including statements about XL's beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations, all of which involve risk and uncertainty. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements include the preliminary nature of reports and the loss estimate related to these events and the other factors set forth in XL's reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. XL undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future developments or otherwise.

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